SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2012

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2012, Conceptus, Inc. (the “Company”) entered into a License and Settlement Agreement (the “Agreement”) with Hologic, Inc. (“Hologic”). Under the Agreement’s terms:

•

Hologic has agreed to cease, directly or indirectly, making having made, offering for sale, selling having sold, using, licensing, importing, promoting, distributing and otherwise disposing of its Adiana system from the worldwide permanent birth control market by May 18, 2012.

•

The Company has relieved Hologic of the $18.8 million payment for monetary damages awarded to the Company as part of the October 17, 2011 jury verdict in its U.S. District Court (Northern District of California) case against Hologic in which the jury found that the Adiana system infringed two claims of the Company’s U.S. Patent Number 6, 634,361 related to the Company’s Essure procedure.

•

Both the Company and Hologic have agreed to withdraw their respective appeals: In February 2012, the Company had filed an appeal to overturn the U.S. District Court’s January 2012 ruling denying its motion for permanent injunction against the sale of the Adiana system; Hologic had filed an appeal of the jury’s finding of patent validity and infringement.

•	Hologic also agreed to withdraw its False Patent Marking claims filed in 2009 in the United States District Court for Massachusetts.

•

The Company and Hologic agreed to file with the United States District Court for Northern California appropriate motions seeking a consent judgment to the voluntary injunction of Hologic’s sale of the Adiana product on or before May 30, 2012.

•	The Company obtained a non-exclusive royalty-bearing license to the technology related to Hologic’s Adiana system, limited to use in the field of permanent birth control.

•

Subject to the counterparty’s compliance with the terms and conditions of the Agreement, each party has mutually released the other from any and all claims that have been or could have been brought by such party against the counterparty.

The Company’s remedy for any breach by Hologic of the obligations described in the first bullet point above for prior damages accruing through June 30, 2011 shall be liquidated damages in the amount of $18.8 million. In the event that Hologic breaches such obligations, the Company shall be entitled to seek relief for any damages accruing subsequent to July 1, 2011.

The preceding description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Operations and Chief Financial Officer

Dated: May 2, 2012

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